Exhibit 10.1

EXECUTION VERSION

3rd AMENDMENT AGREEMENT

J.P. Morgan SE
as Facility Agent

and

Formula One Management Limited

as Obligors' Agent

Dated 29 March 2025

Table of Contents

Page

1. INTERPRETATION1

2. FACILITIES AGREEMENT AMENDMENTS2

3. STATUS OF DOCUMENTS2

4. MISCELLANEOUS3

5. GOVERNING LAW AND SUBMISSION TO JURISDICTION3

THIS 3rd AMENDMENT AGREEMENT (this “Agreement”) is made on 29 March 2025

BETWEEN:

(1)	FORMULA ONE MANAGEMENT LIMITED, a company incorporated in England with registration number 01545332, (“FOM”); and
(2)	J.P. MORGAN SE, in its capacity as facility agent under the Facilities Agreement (as defined below) (the “Facility Agent”).

WHEREAS:

(A)	FOM and the Facility Agent wish to make a further amendment to the Facilities Agreement as set out in this Agreement pursuant to Clause 40.4 (Technical Amendments) of the Facilities Agreement.
(B)	FOM is entering into this Agreement for itself and as Obligors’ Agent on behalf of the Obligors under and as defined in the Facilities Agreement.

THE PARTIES AGREE AS FOLLOWS:

1.	INTERPRETATION
1.1	Definitions

Unless a contrary intention appears in this Agreement, any word or expression defined in the Facilities Agreement will have the same meaning when it is used in this Agreement.

In this Agreement:

“Facilities Agreement” means the facilities agreement dated 21 November 2006 between, amongst others, FOM and J.P. Morgan SE (as facility agent) and NatWest Markets plc (as security agent) as amended and restated on 19 September 2024 and as further amended on 9 October 2024.

“Party” means a party to this Agreement.

1.2	Construction

Clause 1.2 (Construction) of the Facilities Agreement will apply to this Agreement as if set out in full in this Agreement mutatis mutandis.

2.	FACILITIES AGREEMENT AMENDMENTS

With effect on the date of this Agreement (in each case without any requirement for any further action or notice) paragraph (c) of Clause 29.2 (Conditions of Assignment or Transfer) of the Facilities Agreement shall be deleted and replaced with the following:

"(c)Each assignment or transfer of any Lender's participation (when aggregated with, for this purpose, any other amount of its or its Affiliates’ or Related Funds’ participations being transferred in connection with a transaction to the relevant assignee or transferee or the Affiliates or Related Funds of the relevant assignee or transferee) shall be in a minimum amount of $1,000,000 in relation to participations in each Term Facility and shall be on terms such that no Lender (when aggregated with, for this purpose, Affiliates or, Related Funds) at any time holds an aggregate participation of less than:

(i)	in the case of a bank (when aggregated with, for this purpose, Affiliates or, Related Funds), $1,000,000 with respect to each such Facility; or
(ii)	in the case of any other Lender (when aggregated with, for this purpose, Affiliates or, Related Funds), $1,000,000,

unless, in each case, the assignment or transfer is of the whole of that Lender's participation under this agreement."

3.	STATUS OF DOCUMENTS
3.1	Continuing Effect

Except as varied by this Agreement, the Facilities Agreement and each other Finance Document remain in full force and effect unamended and unwaived and any reference in any Finance Document to any such agreement or provision thereof will be construed as a reference to such agreement, or that provision, as amended by this Agreement.

3.2	Finance Document

This Agreement is designated as a “Finance Document” for the purposes of the Facilities Agreement.

4.	MISCELLANEOUS
4.1	Invalidity

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

4.2	Counterparts

This Agreement may be executed in any number of counterparts and all of those counterparts taken together will be deemed to constitute one and the same instrument.

4.3	Third Party Rights

The Contracts (Rights of Third Parties) Act 1999 will apply to this Agreement for the benefit of all Finance Parties and Obligors, but no other person (other than the Parties, the Finance Parties and Obligors) shall have any rights under it. However, the consent of a person who is not a party to this Agreement is not required to amend or vary this Agreement.

4.4	Confirmations relating to the Facilities Agreement

FOM confirms agreement to the amendments pursuant to this Agreement for the purposes of the Facilities Agreement and as Obligors’ Agent under and as defined in the Facilities Agreement.

4.5	Creditor Confirmations

The Facility Agent agrees to the terms of this Agreement for itself and each other Finance Party.

5.	GOVERNING LAW AND SUBMISSION TO JURISDICTION
5.1	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

5.2	Jurisdiction of English Courts
(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).
(b)	The parties to this Agreement agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

IN WITNESS whereof this Agreement has been duly executed by each of the Parties on the date first above written.

Signature pages to the 3rd Amendment Agreement

FOM FORMULA ONE MANAGEMENT LIMITED as Obligors’ Agent acting by a director:	/s/ Duncan Llowarch
Duncan Llowarch

[Signature Page to 3rd Amendment Agreement]

The Facility Agent J.P. MORGAN SE acting by an authorised signatory:	/s/ S Sambell
Suzanne Sambell
Vice President

[Signature Page to 3rd Amendment Agreement]